                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement      [_]  Confidential, for use of the
                                                 Commission Only (as permitted
                                                 by Rule 14c-5(d)(21)
[X]  Definitive Information Statement

                       Virtual Gaming Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

                       VIRTUAL GAMING TECHNOLOGIES, INC.
                             ____________________

                             INFORMATION STATEMENT


                             ____________________

Introduction

  Our Board of Directors is providing this Information Statement in connection with a proposed stockholder action by majority written consent ("Stockholder Action") for purposes of approving an amendment to our Certificate of Incorporation (the "Amendment") to change our corporate name to "Virtgame.com Corp."

Voting Securities

  The effective date of the Stockholder Action is currently set for August 2, 1999. Our Board of Directors has fixed the close of business on May 24, 1999 as the record date for the determination of stockholders who are entitled to receive this Information Statement and consent to the Stockholder Action. The approval of the Amendment will require the written consent of the holders of at least a majority of the outstanding shares of our common stock. As of the record date, we had 8,467,817 shares of common stock issued and outstanding held by approximately 140 recordholders and approximately 852 beneficial owners. We are not holding a meeting of stockholders in connection with the approval of the Amendment nor are we soliciting proxies.


  We are sending this Information Statement to our stockholders on or about
                                July 12, 1999

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.


          The date of this Information Statement is July 7, 1999

                       COMMON STOCK OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT


  The following table sets forth certain information regarding the beneficial ownership of the shares of common stock as of May 24, 1999 by (i) each person who we know to be the beneficial owner of more than five percent (5%) of the common stock, (ii) each of our directors and executive officers and (iii) all directors and officers as a group.

      Name and Address(1)                         Number of Shares                        Percentage Owned
---------------------------------        ----------------------------------         ----------------------------
Daniel B. Najor                                      3,362,500                                39.4%
Joseph R. Paravia (2)                                  680,000                                 7.5%
John Van Rhyn (3)                                      104,000                                 1.2%
John Varley (4)                                         40,000                                  (5)
Bruce Merati (6)                                        40,000                                  (5)
Michael Yacenda (7)                                        --                                   --
Charles R. McCarthy, Jr.(8)                             48,000                                 (45)
Dick L. Rottman (9)                                     63,665                                 (45)
Kim A. Nathanson(10)                                    26,667                                 (45)
Scott A. Walker (11)                                   150,429                                 1.8%
All officers and directors                           4,515,261                                48.8%
as a group

(1)  Address is 12625 High Bluff Drive, Suite 205A, San Diego, California
     92130.

(2) Includes options granted to Mr. Paravia to purchase 480,000 shares of common stock at an exercise price of $.25 per share.

(3) Includes options granted to Mr. Van Rhyn to purchase 45,000 shares at $2.00 per share and options to purchase 45,000 shares at $2.875 per share.

(4) Includes options granted to Mr. Varley to purchase 40,000 shares of common stock at an exercise price of $2.87 per share. Does not include options to purchase 40,000 shares of common stock at an exercise price of $2.87 per share that are subject to vesting.

(5)  Less than one percent.

(6) Represents options granted to Mr. Merati to purchase 40,000 shares of common stock at an exercise price of $2.875 per share.

(7) Does not include securities of the Company held by eLottery Inc., of which Mr. Yacenda is President.

(8) Includes options granted to Mr. McCarthy to purchase 20,000 shares of common stock at an exercise price of $4.50 per share.

(9) Includes options granted to Mr. Rottman to purchase 20,000 shares of common stock at an exercise price of $4.50 per share.

(10) Includes options granted to Ms. Nathanson to purchase 10,000 shares of common stock at an exercise price of $4.50 per share. Does not include options to purchase 10,000 shares of common stock at an exercise price of $4.50 per share that are subject to vesting.

(11) Includes 121,196 shares of common stock owned by MCOM Management Corp., with which Mr. Walker is affiliated. Also includes options granted to Mr. Walker to purchase 10,000 shares of common stock at an exercise price of $4.50 per share. Does not include options to purchase 10,000 shares of common stock at an exercise price of $4.50 per share that are subject to vesting.

                           DESCRIPTION OF SECURITIES

     Common Stock

     We are authorized to issue 30,000,000 shares of common stock, $.00001 par value per share. As of the record date, 8,467,817 shares were issued and outstanding and held by 140 recordholders and approximately 852 beneficial owners. In addition, approximately 1,232,000 additional shares of common stock were reserved for issuance upon exercise of outstanding options and warrants, including options, that may be granted in the future under our Stock Option Plan.

     Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Delaware law and our Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event we liquidate, dissolve or wind up our operations, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Preferred Stock

     We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. As of the record date, no shares of preferred stock were issued and outstanding. Our Board of Directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series or classes, any or all of the authorized but unissued shares of preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series.


Stock Option Plan


     We have adopted a 1997 Stock Option Plan, which permits us to grant options to our employees, officers, directors, consultants and independent contractors. We may issue an aggregate of 500,000 shares of common stock pursuant to the stock option plan. As of the date of this Information Statement, we have granted options to purchase a total of 452,000 shares of common stock at exercise prices ranging from $1.00 to $4.50 per share pursuant to the 1997 Stock Option Plan.

Dividends

     We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. See, "Dividend Policy."

Transfer Agent

     The Transfer Agent for our common stock is Florida Atlantic Stock Transfer, Inc. 7130 Nob Hill Road, Tamarac, Florida 33321.

                            CHANGE OF CORPORATE NAME

  On May 20, 1999, our Board of Directors declared it advisable and in our best interests and directed that there be submitted to the stockholders a proposed amendment to Article I of our Certificate of Incorporation to change our name from Virtual Gaming Technologies, Inc. to Virtgame.com Corp. The Board of Directors has fixed the close of business May 24, 1999 as the record date for the determination of stockholders who are entitled to receive this Information Statement. As of May 24, 1999, 8,467,817 shares of common stock were issued and outstanding, and approximately 1,232,000 additional shares of common stock were reserved for issuance upon exercise of outstanding options and warrants, including options, that may be granted in the future under our Stock Option Plan.

Vote Required

  The approval of the Amendment will require the written consent of the holders of at least a majority of the outstanding shares of common stock.


                                            By Order of the Board of Directors,


                                            /s/  JOSEPH R. PARAVIA
                                            -----------------------
                                            Joseph R. Paravia, President

San Diego, California

July 7, 1999